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                                                                     Exhibit 4.5


                      NON-QUALIFIED STOCK OPTION AGREEMENT


OPTIONEE: Frank Carillo

DATE OF GRANT: June 19, 2001

NUMBER OF SHARES: 300,000

PRICE:  $.187

EXERCISE DATES:

                       Vesting Date
                       (Date on Which Option
Number of Shares       First Becomes Exercisable)     Exercisable Until
----------------       --------------------------     -----------------

100,000                September 30, 2001             June 18, 2011

100,000                January 2, 2002                June 18, 2011

100,000                April 1, 2002                  June 18, 2011


            INTERNATIONAL DISPENSING CORPORATION (the "Corporation"), a Delaware corporation, on the terms and conditions set forth below, hereby on the date of grant shown above grants to the optionee named above an option to purchase in whole or in part the number of shares shown above of the Corporation's common stock, at the price shown above, exercisable on the exercise dates shown above until the expiration date shown above (the "Expiration Date").

            1. Subject to the rules set forth in the last three sentences of this paragraph, the option evidenced hereby shall terminate upon termination of the optionee's status as a director of and consultant to the Corporation. If, prior to the Expiration Date, the optionee's status as a director of and consultant to the Corporation is terminated by reason of his permanent disability, then the optionee shall have the right, for a period ending on the Expiration Date to exercise such portion of the option as was exercisable on the date the optionee's status as a director and consultant terminated. If, prior to the Expiration Date, the optionee's status as a director of and consultant to the Corporation is terminated by reason of his death, then the legal representative of the optionee's estate or a legatee or legatees of the optionee shall have the right for a period ending on the Expiration Date (June 18, 2011) to exercise such portion of the option as was exercisable on the date of the optionee's death. If the optionee's status as a director of and consultant to the Corporation is terminated prior to the Expiration Date for any reason other than the optionee's death or permanent disability, then this option may be exercised for a period of three years after the termination of employment to the extent that the optionee could have exercised the option on the date the optionee's status as a director or consultant is terminated for such reason.

            2. This instrument and the rights hereunder are transferable and assignable to any person or persons.

            3. The option evidenced hereby is exercised upon receipt by the Secretary of the Corporation, or other designated person, of a duly executed and completed facsimile of the form for such purpose attached hereto, accompanied by full payment for the number of shares being purchased. Payment of the exercise price may be made in full by (i) certified or bank cashier's check, (ii) cancellation of indebtedness owed by the Corporation to the optionee, (iii) delivery to the Corporation of shares of Common Stock of the Corporation owned by the optionee having a fair market

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value on the date of exercise equal to the exercise price, (iv) any combination of the foregoing or (v) such other form of payment as may be permitted by the Board of Directors.

            4. The Corporation will pay any stock transfer tax in connection with the issuance, transfer or exchange of stock pursuant hereto, but may require deposit or payment of any other tax which the Corporation may be required to withhold or collect.

            5. The price and number of shares subject to the option shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the Corporation's shares. The good faith determination by the Board of Directors of the Corporation of the appropriate adjustment shall be final and conclusive. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Corporation's shares of common stock with stock of another corporation, the Corporation shall be required to replace any outstanding options covered hereby with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability of the options covered hereby, with all options covered hereby not being exercised within the time period specified by the Board being terminated.

            6. This instrument confers no rights as a stockholder upon the optionee, and an optionee shall have no such rights unless and until the date a certificate representing shares of the Corporation's stock is issued or transferred to such person upon the exercise hereof. Nothing contained herein shall be deemed to give any individual any right to be retained in the employ of the Corporation or any subsidiary.

            7. Enforcement of the terms of this instrument shall be governed by the laws of the State of Delaware. Any action brought hereunder shall be brought in the Federal or State courts located in Maryland, to which jurisdiction both parties hereto submit. Any action hereunder against the optionee may be instituted by registered or certified mail, return receipt requested, to his residence, as indicated on the books of the Corporation.

            8. Notwithstanding the Vesting Dates set forth in the table above, all options granted hereunder shall become immediately exercisable upon a Change of Control. A "Change of Control" shall be deemed to have occurred if:

                  (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1994, as amended (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities;

                  (ii) there shall cease to be a majority of the Board of
            Directors comprised as follows: individuals who on the date of this Agreement constitute the Board of Directors, and any new director(s) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at a majority of the directors then still in office who either were directors or whose election or nomination for election was previously so approved; or

                  (iii) the stockholders of the Corporation approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

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            IN WITNESS WHEREOF, this instrument has been executed for the
Corporation by a duly authorized officer thereof and by the optionee as of the date of grant.

Dated: June 19, 2001

                                      INTERNATIONAL DISPENSING CORPORATION


                                      By: /s/ Gary Allanson
                                          ----------------------------
                                              Gary Allanson, President

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                 FORM FOR EXERCISING NON-QUALIFIED STOCK OPTION


The undersigned hereby exercises the non-qualified stock option described below.

The name of the optionee to whom such option was granted, the date of grant, and the price at which granted are:

            Optionee:


            Date of Grant:


            Price:


The number of shares of common stock of the Corporation with respect to which the option is being exercised, stated in terms of shares as of the date of grant and without regard to adjustments, if any, of such number, is:

                             ----------------------.

This form is accompanied by full payment for the number of shares being purchased by check in the amount of $ , by shares of common stock of the Corporation owned by the optionee, or such other method of payment which has been accepted and approved by the Board of Directors of the Corporation.

If the optionee is paying the exercise price hereof, in whole or in part, with shares of common stock of the Corporation, please complete the following:

On the date hereof, each share of the Corporation's common stock has a fair market value equal to $___. Attached to this form are certificates Nos.____, ____, and ___registered in the name of the undersigned representing , and shares of the Corporation's common stock together with a stock power duly executed by the optionee with the optionee's signature guaranteed by either (i) a local commercial bank with a New York correspondent bank or (ii) a member firm of a major stock exchange. The undersigned hereby requests that the Corporation transfer to itself shares of common stock represented by the attached certificates in payment of $____ of the option exercise price. A certificate for the balance of the shares is to be returned to the undersigned.




Date:

                                                   Signature